AnaptysBio Announces Stock Repurchase Plan
SAN DIEGO, Jan. 13, 2023 — AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics, today announced that its Board of Directors has authorized a Stock Repurchase Plan under which the Company may repurchase up to $50,000,000 of the Company’s outstanding common stock, par value $0.001 per share. With cash, cash equivalents and investments greater than $575 million as of December 31, 2022, notwithstanding the potential full execution of the Stock Repurchase Plan, the company reiterates its previous guidance that it anticipates having approximately 4 years of capital to execute against its non-risk adjusted research and development plan, excluding potential future royalties from its GSK immuno-oncology financial collaboration.
The shares may be repurchased from time to time in open market transactions, or other means in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-18 of the Exchange Act. The timing, number of shares repurchased, and prices paid for the stock under this program will depend on general business and market conditions as well as corporate and regulatory limitations, prevailing stock prices, and other considerations. The Stock Repurchase Plan will expire on December 31, 2023, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock.

About AnaptysBio
AnaptysBio is a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics. It is developing immune cell modulating antibodies, including two checkpoint agonists in clinical-stage development, for autoimmune and inflammatory diseases: rosnilimab, its PD-1 agonist, in a planned Phase 2b trial for the treatment of moderate-to-severe rheumatoid arthritis; and ANB032, its BTLA agonist, in a planned Phase 2b trial for the treatment of moderate-to-severe atopic dermatitis. Its preclinical immune cell modulator portfolio includes ANB033, an anti-CD122 antagonist antibody for the treatment of autoimmune and inflammatory diseases. AnaptysBio has developed two cytokine antagonists available for outlicensing: imsidolimab, an anti-IL-36r antagonist, in Phase 3 for the treatment of generalized pustular psoriasis, or GPP, and etokimab, an anti-IL-33 antagonist that is Phase 2/3 ready. AnaptysBio has also discovered antibodies licensed to GSK in a financial collaboration for immune-oncology, including an anti-PD-1 antagonist (JEMPERLI (dostarlimab-gxly)), an anti-TIM-3 antagonist (cobolimab, GSK4069889) and an anti-LAG-3 antagonist (GSK4074386).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the company’s ability to execute the Stock Repurchase Plan, in whole or in part; the company’s ability to find a licensing partner for imsidolimab or etokimab and the timing of any such transaction; and the company’s projected cash runway. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Dennis Mulroy
AnaptysBio, Inc.
858.732.0201
dmulroy@anaptysbio.com